FORM 8–K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 18, 2002

TECHNOLOGY FLAVORS & FRAGRANCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

0-26682	11-3199437
(Commission File Number)	(I.R.S. Identification Number)

10 Edison Street East, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (631) 842-7600

TECHNOLOGY FLAVORS & FRAGRANCES, INC.

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 18, 2002, on the recommendation of its Audit Committee, the Board of Directors dismissed Ernst & Young LLP (E&Y) as Technology Flavors & Fragrances, Inc.’s (TFF) independent public accountants and approved the selection of BDO Seidman, LLP (BDO) to serve as TFF’s independent public accountants for the current fiscal year which ends on December 31, 2002.  The change in independent public accountants is effective immediately.

E&Y’s reports on TFF’s consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During each of our two most recent fiscal years, and during the interim period between December 31, 2001, and the date of this Form 8-K, there have been no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years. The Company has requested that E&Y furnish a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of the letter, dated June 21, 2002 is filed as Exhibit 10.21 to this Form 8-K.

During each of our two most recent fiscal years, and through the date of this Form 8-K, neither TFF nor anyone acting on its behalf consulted BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits

(c)                      Exhibits

Exhibit 10.21 — Letter of Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Technology Flavors & Fragrances, Inc.
(Registrant)

Date: June 21, 2002	/ s / Joseph A. Gemmo
___________________________________
Joseph A. Gemmo
Vice President and Chief Financial Officer